CONSULTING AGREEMENT

This Consulting Agreement ("Agreement") is entered into this 4th day of September, 2007 between HARRIS FORBES, INC., located at 2425 Fountain View Drive, Suite 305, Houston, TX  77057  ("Consultant"), a business engaged in providing consulting services, through its partners, subsidiaries or affiliates and CYTOGENIX, INC., located at 3100 Wilcrest Drive, Houston, TX  77042, a Nevada corporation located in Houston, Texas (“Client” or the “Company”), in connection with the rendering by Consultant to Client of consulting services, as described herein below, for and in consideration of the compensation described.

WHEREAS, Client’s shares of common stock are quoted on the OTCB and desires to retain Consultant to perform certain consulting services as described herein and Consultant is willing to render and provide such service to the Company.

THEREFORE, in consideration of the mutual agreements and covenants set forth in this Agreement, and intending to be legally bound hereby, the parties agree as follows:

1. Engagement of Consultant. The Company hereby engages and retains Consultant to render to the Company the consulting services (the “Consulting Services”) described in paragraph 2 for the period commencing on the date of this Agreement and ending twelve (12) months thereafter (the "Consulting Period").  This Agreement maybe extended upon mutual agreement of both parties for a six (6) month term (the “Extended Consulting Period”.)

2. Description of Consulting Services. The Consulting Services rendered by Consultant hereunder shall consist of consultations with management of the Company as such management may from time to time require during the consulting period, providing a minimum of ten (10) hours of such service per month for the duration of the term of this Agreement. Such consultation with management shall be with respect to the Company’s growth, expansion and business image as well as for assistance with due diligence investigations and other related matters.

3. Compensation for Consulting Services. The Company shall pay to Consultant for said services rendered hereunder, the sum of One Million (1,000,000) shares of 144 restricted common stock of the Company which shall be due and payable in the follow manner: 83,337 thousand shares will be due and payable immediately upon signing of this Agreement, and the remaining Nine Hundred Sixteen Thousand Six Hundred Six Hundred Sixty-three (916,663) shares will be due and payable in eleven (11) equal installments of 83,333 shares beginning on September 31, 2007 and ending on July 31, 2008.  Said installments will be issued on the last day of each month by the Company’s agent, Nevada Agency and Trust Company (NATCO), and mailed directly to Consultant at the address listed herein below.  Such arrangement will be subject to a standing order submitted by the Company to NATCO, a copy of which is attached hereto as Exhibit A. Consultant shall send the Company monthly invoices describing services provided, due at the time each certificate is scheduled to be issued, no later than the last day of each month.

If the parties mutually agree to the Extended Consulting Period, the Company shall pay to Consultant for said services rendered during the Extended Consulting Period, the sum of Three Hundred Thirty-Three Thousand Three Hundred and Thirty (333,330) shares of restricted common stock of the Company which shall be due and payable in six (6) equal installments of 55,555 shares

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Consultant Agreement – Harris Forbes

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beginning on August 31, 2008 and ending on January 31, 2009.  In a similar manner as above, said installments will be issued on the last day of each month by the Company’s agent, Nevada Agency and Trust Company (NATCO), and mailed directly to Consultant at the address listed herein below, subject to a new standing order submitted by the Company to NATCO, a copy of which shall be delivered to Consultant at the time of extension.

4.  Piggy-back Registration.  If the Company at any time proposes to register any of its securities under the 1933 Act for sale to the public, whether for its own account or for the account of other security holders or both, except with respect to registration statements on Forms S-1, S-4, S-8 or another form not available for registering the Consultant Shares for sale to the public, provided the Consultant Shares are not otherwise registered for resale by the holder(s) of the Consultant Shares pursuant to an effective registration statement, each such time the Company will give at least fifteen (15) days’ prior written notice to Consultant of its intention so to do.  Upon written request of Consultant, received by the Company within ten (10) days after the giving of any such notice by the Company, to register any of the Consultant Shares not previously registered, the Company will cause the Consultant Shares as to which registration shall have been so requested to be included with the securities to be covered by the registration statement proposed to be filed by the Company, all to the extent required to permit the sale or other disposition of the Consultant Shares by Consultant.  In the event that any registration pursuant to this paragraph 4 shall be, in whole or in part, an underwritten public offering of common stock of the Company, the number of shares of the Consultant Shares to be included in such underwriting may be reduced by the managing underwriter if and to the extent that the underwriter shall reasonably be of the opinion that such inclusion would adversely affect the marketing of the securities to be sold by the Company therein; provided, however, that the Company shall notify the Seller in writing of any such reduction.  Notwithstanding the foregoing provisions, the Company may withdraw or delay or suffer a delay of any registration statement referred to in this paragraph 4 without thereby incurring any liability to the Seller(s).

5. Compensation of Out-of-Pocket Expenses. The Company shall be responsible for reimbursing Consultant for reasonable, accountable, out-of-pocket expenses incurred in performing the services provided in this Agreement. Such reimbursement would be in addition to any compensation for services as provided herein above and would be payable in cash, unless otherwise agreed among the parties, within 60 days after receipt of an invoice from Consultant.  Any expenses in excess of $250.00 in any calendar month for which Consultant would be entitled to receive reimbursement would require advance written approval by the Company.  The cost of all reasonable travel including airline ticketing, hotel accommodations and other related travel costs shall, at the election of Consultant, be prepaid by the Company.

6.  Nonexclusive Undertakings.  The Company expressly understands and agrees that Consultant shall not be prevented or barred from rendering services of the same nature as or a similar nature to those described in this Agreement, or of any nature whatsoever, for or on behalf of any person, firm, corporation, or entity other than the Company.  Consultant agrees, that during the term of this Agreement that it will not provide such service to other biopharmaceutical companies engaged in research, development and/or commercialization of biopharmaceutical products or services such as those offered by the Company.  Company understands and accepts that Consultant is currently providing consulting services to other private and public companies and will continue to do so during the term of this Agreement.  Company also understands and accepts that Consultant will seek new clients to provide its consulting services to during the term of this Agreement.

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7. Disclaimer of Responsibility for Acts of the Company. The obligations of the Consultant described in this Agreement consist solely of the furnishing of information and advice to the Company. In no event shall Consultant be required by this Agreement to act as the agent of the Company or otherwise to represent or make decisions for the Company. All final decisions with respect to acts of the Company or its subsidiaries or affiliates, whether or not made pursuant to or in reliance on information or advice furnished by Consultant hereunder, shall be those of the Company or such subsidiary or affiliates, and the Consultant shall under no circumstances be liable for any expense incurred or loss suffered by the Company as a consequence of such decision.  Consultant shall, however, be bound by the obligations of Confidentiality as agreed to in the Confidentiality Agreement (the “CDA”) between the parties executed on August 18, 2007 which is hereby incorporated in its entirety as part of this Agreement. Such confidentiality includes, but is not limited to, Company disclosures regarding proprietary technology, business relationships and objectives, financial prospects and objectives, as well as any non-public Company information whether written, electronic or verbally disclosed to Consultant. In the event of any conflicts between this Agreement and the CDA, the terms of this Agreement shall prevail.

8.  Limitation of Services. It is understood between the parties that neither the Consultant nor any of its partners or principals under this Agreement will provide legal service, accounting services, underwriting services, securities placement services, nor sale of securities, and such services must be retained by the Company at its own cost and expense from an external source. It is expressly acknowledged that Consultant will utilize its best efforts in performing the services contemplated hereby but no representations are made as to the ultimate success of any transaction or other action undertaken by the Company.

9.  Termination of Relationship. This Agreement shall, unless sooner terminated as provided herein below, continue until for the duration of the Consulting Period and upon mutual agreement, for the duration of the Extended Consulting Period, as defined in paragraph 1 herein above. Such term shall be renewed upon mutual agreement of the parties. Either Consultant or the Company may terminate this Agreement with or without cause upon thirty (30) days written notice to the other (the “Effective Termination Date”).

The Company shall have the right to immediately terminate this Agreement in the event Consultant engages in conduct which constitutes: (i) theft or intentional misappropriation of funds, trade secrets or other proprietary property of the Company; (ii) illegal, fraudulent, dishonest or unethical dealings with the Company, its shareholders, its clients, its customers and/or its vendors; (iii) material breach of this Agreement; (iv) failure to comply with applicable laws or regulations of any government agency regulating the business of the Company; (v) failure to comply with Consultant’s obligations of confidentiality in accordance with the CDA; or (vi) in the event Company files for Bankruptcy protection.  In such event, the Effective Termination Date will be the date of written Termination notice to Consultant.

In the event of termination, Consultant shall be entitled to accrued fees and expense reimbursements and shares earned prior to the termination of this Agreement.  Further, in the event of termination, Consultant shall be entitled to accrued fees, expenses and shares earned as of the effective date of termination.  In the event of termination, the Company shall notify its agent, NATCO, of such termination and instruct them to cease issuance of all future share certificates pursuant to the effective standing order.

Cytogenix, Inc. ________

Consultant Agreement – Harris Forbes

Harris Forbes, Inc. ________

10. Miscellaneous.

A. Notices. Any notice or other communication required or permitted by any provision of this Agreement shall be in writing and shall be deemed to have been given or served for all purposes if delivered personally or sent by registered or certified mail, return receipt requested, postage prepaid, addressed to the parties as follows:

To Consultant:

Harris Forbes, Inc.

2425 Fountain View Drive, Suite 305

Houston, Texas  77057

To the Company:

Cytogenix, Inc.

3100 Wilcrest Dr., Suite 140

Houston, Texas 77042

B. Entire Agreement. This Agreement constitutes the entire agreement between the parties relating to the subject matter of this Agreement and supersedes all prior discussions between the parties, but includes the obligations of confidentiality as defined in the CDA between the parties dated August 18, 2007 which is incorporated herein in its entirety.  There are no terms, obligations, covenants, express or implied warranties, representations, statements or conditions other than those set forth in this Agreement and CDA.  No variations or modification of this Agreement or waiver of any of its terms or provisions shall be valid unless in writing and signed by both parties.

C. Amendment. This Agreement shall not be modified or amended except by written agreement of the parties hereto.

D. Governing Law. Each of the provisions of this Agreement shall be governed by and construed and enforced in accordance with the laws of the State of Texas, excluding its laws relating to conflict of laws.

E. Counterpart. This Agreement may be executed in any number of counterparts, all of which shall be considered one and the same agreement.

F. Delay; Partial Exercise. No failure or delay by any party in exercising any right, power or privilege under this Agreement shall operate as a waiver thereof; nor shall any single or partial exercise of any right, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, power or privilege.

G. Severability. Should any part of the Agreement for any reason be declared invalid or unenforceable, providing the remaining portions  continue to reflect the original intent of the parties, the remaining portions shall remain in force and effect as if this Agreement had been executed with the invalid or unenforceable portion thereof eliminated and it is hereby declared the intention of the parties hereto that they would have executed the remaining portion of this Agreement without including therein any such part, parts or portion which may, for any reason, be hereafter declared invalid or

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unenforceable.  Should any material term of this Agreement be in conflict any laws or regulations, the parties shall in good faith attempt to negotiate a lawful modification of this Agreement which will preserve, to the greatest extent possible, the original expectation of the parties.

11. Warranties.

The Company represents and warrants that the information it discloses to Consultant shall be a true representation of the status of the Company at the time disclosed, void of any fraudulent content and any intentional misrepresentations. The Company shall be solely responsible for the content of information the Company discloses to outside third parties.

Consultant hereby acknowledges that Consultant’s rights to sell or otherwise transfer these Securities are restricted by the securities laws of the United States and that Consultant shall take the Securities for its own account, with the intention of holding them for investment purposes with no present intention of dividing or allowing others to participate in this security or reselling or otherwise participating directly or indirectly in a distribution of the Securities.

In witness whereof, the undersigned parties hereto have executed this Agreement on the dates set forth opposite their respective signatures.

CytoGenix, Inc.

Harris Forbes, Inc.

_____________________________________

____________________________________

Malcolm Skolnick

W. Scott Thompson

President and CEO

President

Date: __________________________

Date: ____________________________

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Consultant Agreement – Harris Forbes

Harris Forbes, Inc. ________

Exhibit “A”

September 4, 2007

Nevada Agency and Trust Company

50 West Liberty, Suite 880

Reno, Nevada 89501

Re:

Standing Order for Issuance of 144 Restricted Shares and Certificates

to Consultant, HARRIS FORBES, INC., for services rendered.

Ladies and Gentlemen:

You are hereby authorized and directed, as Transfer Agent and Registrar for the common stock, par value $.001 per share (the “Common Stock”), of CytoGenix, Inc. (“CYGX”) to register and countersign certificates representing the indicated number of shares of Common Stock below to the above-referenced Consultant with the legend below printed on each such certificate. The effective date of each issuance is also indicated below. Please follow normal NATCO procedures for issuance of the certificates according to the schedule below unless you are instructed by CYGX before any such date that this letter of instruction is revoked. Please mail each certificate by certified mail, return receipt requested, to Consultant at the address set forth below on the date indicated below and report each transaction to CytoGenix in accordance with normal NATCO procedures.

Consultant:

Harris Forbes, Inc.

2425 Fountain View Drive, Suite 305, Houston, TX 77057

Tax ID No:

20-8234787

1)

83,337

shares

September 5, 2007

2)

83,333

shares

September 30, 2007

3)

83,333

shares

October 31, 2007

4)

83,333

shares

November 30, 2007

5)

83,333

shares

December 31, 2007

6)

83,333

shares

January 31, 2008

7)

83,333

shares

February 28, 2008

8)

83,333

shares

March 31, 2008

9)

83,333

shares

April 30, 2008

10)

83,333

shares

May 31, 2008

11)

83,333

shares

June 30, 2008

12)

83,333

shares

July 31, 2008

Thank you.

Sincerely,

Malcolm Skolnick

President and CEO

Restrictive Legend:

THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AND MAY NOT BE SOLD, TRANSFERRED OR OTHERWISE DISPOSED UNLESS, IN THE OPINION OF COUNSEL SATISFACTORY TO THE ISSUER, THE TRANSFER QUALIFIES FOR AN EXEMPTION FROM OR EXEMPTION TO THE REGISTRATION PROVISIONS THEREOF.

Cytogenix, Inc. ________

Consultant Agreement – Harris Forbes

Harris Forbes, Inc. ________